EXHIBIT 99.1

NEWS

Veeco Instruments Inc., 1 Terminal Drive, Plainview, NY 11803 Tel. 516-677-0200 Fax. 516-677-0380

FOR IMMEDIATE RELEASE

Financial Contact: Debra Wasser, SVP Investor Relations & Corporate Communications, 516-677-0200 x1472

Media Contact:  Fran Brennen, Senior Director Marcom, 516-677-0200 x1222

VEECO REPORTS THIRD QUARTER 2012 FINANCIAL RESULTS

Plainview, NY, October 22, 2012 — Veeco Instruments Inc. (Nasdaq: VECO) announced its financial results for the third quarter ended September 30, 2012.  Veeco reports its results on a U.S. generally accepted accounting principles (“GAAP”) basis, and also provides results excluding certain items.  Please refer to the attached table for details of the reconciliation between GAAP operating results and Non-GAAP operating results.  All results presented herein are for Veeco’s “Continuing Operations.”

GAAP Results* ($M except EPS)

	Q3 ‘12	Q3 ‘11
Revenues	$126.9	$268.0
Net income	$9.4	$52.6
EPS (diluted)	$0.24	$1.31

Non-GAAP Results ($M except EPS)

	Q3 ‘12	Q3 ‘11
Net income	$13.4	$53.4
EPS (diluted)	$0.34	$1.33

* 2012 GAAP results include $2.0M restructuring charge for Company-wide reorganization.

Third Quarter 2012 Results

John R. Peeler, Veeco’s Chairman and Chief Executive Officer, commented, “Veeco’s third quarter revenue was $127 million, and adjusted EBITA and non-GAAP earnings per share were $17 million and $0.34, in line with our guidance.  Veeco generated $46 million in cash flow from operations, ending the quarter with $574 million in cash and short term investments.”  Third quarter LED & Solar revenues were $94 million: approximately $79 million in MOCVD and $15 million in MBE.  Data Storage revenues were $33 million.

Mr. Peeler continued, “Third quarter bookings were weak at $84 million, representing trough levels in all businesses.  LED & Solar orders totaled $68 million:  MOCVD continued to bump along the bottom at $63 million as LED customers work through overcapacity and delay significant fab expansions.  MBE bookings declined 33% sequentially to $5 million, with customer consolidation causing a slowdown in production buys for wireless applications.  Data Storage customers froze spending due to hard drive overcapacity and a weakening demand outlook, resulting in a 37% sequential decline in orders to $16 million.”  Veeco’s book-to-bill ratio was 0.66 to 1 and quarter-end backlog was $187 million.

Fourth Quarter 2012 Guidance & Outlook

Veeco’s fourth quarter 2012 revenue is currently forecasted to be between $100 million and $115 million.  Earnings per share are currently forecasted to be between ($0.09) to $0.03 on a GAAP basis, and $0.04 to $0.16 on a non-GAAP basis.  Veeco is likely to take additional restructuring actions in the fourth quarter.  Please refer to the attached financial table for more details.

1

Mr. Peeler added, “Taking into account our fourth quarter guidance, Veeco’s 2012 revenue is forecasted to be over $500 million and we will have delivered double digit profitability, successfully managing through a challenging year.”

“We are cautious about short-term business conditions since there is still no clear sign that the economy is improving,” added Mr. Peeler.  “However, the LED market is getting better — general lighting is growing, excess capacity is being absorbed, and customers are reporting more stable business conditions.  An MOCVD order snap-back is inevitable as LEDs go from 5% of all lighting to over 30% over the next few years. Insatiable demand for storage will drive future hard drive industry capital expenditures and technology investments.  We anticipate that Veeco’s orders will improve in the coming quarters.”

“In the meantime, we are focused on lowering our cost structure while protecting investments in R&D and new products,” concluded Mr. Peeler.  “Our goal is to remain profitable while funding our future.  We are market leaders with exceptional technology and customer roadmap alignment. We are well positioned for future growth as our end markets recover and the world adopts solid state lighting.”

Conference Call Information

A conference call reviewing these results has been scheduled for 5:00pm ET today at 1-877-741-4249 (toll free) or 1-719-325-4767 using passcode 9733840.  The call will also be webcast live on the Veeco website at www.veeco.com.  A replay of the call will be available beginning at 8:00pm ET tonight through midnight on November 5, 2012 at 888-203-1112 or 719-457-0820, using passcode 9733840, or on the Veeco website.  Please follow along with our slide presentation also posted on the website.

About Veeco

Veeco’s process equipment solutions enable the manufacture of LEDs, power electronics, hard drives, MEMS and wireless chips.  We are the market leader in MOCVD, MBE, Ion Beam and other advanced thin film process technologies.  Our high performance systems drive innovation in energy efficiency, consumer electronics and network storage and allow our customers to maximize productivity and achieve lower cost of ownership.  For information on our company, products and worldwide service and support, please visit www.veeco.com.

To the extent that this news release discusses expectations or otherwise makes statements about the future, such statements are forward-looking and are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include the risks discussed in the Business Description and Management’s Discussion and Analysis sections of Veeco’s Annual Report on Form 10-K for the year ended December 31, 2011 and in our subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and press releases.  Veeco does not undertake any obligation to update any forward-looking statements to reflect future events or circumstances after the date of such statements.

-financial tables attached-

2

Veeco Instruments Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2012	2011	2012	2011

Net sales	$126,928	$267,959	$403,384	$787,450
Cost of sales	73,195	143,025	223,129	396,204
Gross profit	53,733	124,934	180,255	391,246

Operating expenses (income):
Selling, general and administrative	17,484	23,569	58,150	73,966
Research and development	23,706	26,404	70,922	69,927
Amortization	1,185	1,277	3,585	3,519
Restructuring	2,014	—	2,077	—
Other, net	(519)	(199)	(408)	(228)
Total operating expenses	43,870	51,051	134,326	147,184

Operating income	9,863	73,883	45,929	244,062

Interest (income) expense, net	(175)	(244)	(707)	1,142
Loss on extinguishment of debt	—	—	—	3,349

Income from continuing operations before income taxes	10,038	74,127	46,636	239,571
Income tax provision	620	21,510	9,745	72,657
Income from continuing operations	9,418	52,617	36,891	166,914

Discontinued operations:
Income (loss) from discontinued operations, net of tax	4,048	(16,754)	4,805	(59,203)

Net income	$13,466	$35,863	$41,696	$107,711

Income (loss) per common share:
Basic:
Continuing operations	$0.24	$1.34	$0.96	$4.16
Discontinued operations	0.11	(0.43)	0.13	(1.48)
Income	$0.35	$0.91	$1.09	$2.68

Diluted:
Continuing operations	$0.24	$1.31	$0.95	$3.98
Discontinued operations	0.10	(0.41)	0.12	(1.41)
Income	$0.34	$0.90	$1.07	$2.57

Weighted average shares outstanding:
Basic	38,577	39,335	38,402	40,132
Diluted	39,169	40,069	39,006	41,941

Veeco Instruments Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

	September 30,	December 31,
	2012	2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$387,048	$217,922
Short-term investments	185,692	273,591
Restricted cash	852	577
Accounts receivable, net	60,319	95,038
Inventories, net	80,756	113,434
Prepaid expenses and other current assets	37,612	40,756
Assets of discontinued segment held for sale	—	2,341
Deferred income taxes, current	8,973	10,885
Total current assets	761,252	754,544

Property, plant and equipment, net	99,060	86,067
Goodwill	55,828	55,828
Other assets, net	41,755	39,624
Total assets	$957,895	$936,063

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$35,498	$40,398
Accrued expenses and other current liabilities	85,582	107,656
Deferred profit	9,399	10,275
Income taxes payable	525	3,532
Liabilities of discontinued segment held for sale	—	5,359
Current portion of long-term debt	263	248
Total current liabilities	131,267	167,468

Deferred income taxes	5,023	5,029
Long-term debt	2,207	2,406
Other liabilities	303	640
Total liabilities	138,800	175,543

Equity	819,095	760,520

Total liabilities and equity	$957,895	$936,063

Veeco Instruments Inc. and Subsidiaries

Reconciliation of GAAP to non-GAAP results

(In thousands, except per share data)

(Unaudited)

	Guidance for
	the three months ending December 31, 2012
	LOW		HIGH
Adjusted EBITA

Operating income	$(3,773)		$2,491

Adjustments:

Amortization	1,265		1,265
Restructuring	1,183	(2)	1,183	(2)
Equity-based compensation	4,026		4,026

Earnings from continuing operations before interest, income taxes and amortization excluding certain items (“Adjusted EBITA”)	$1,518		$7,782

Non-GAAP Net Income

Net income from continuing operations (GAAP basis)	$(3,593)		$1,363

Non-GAAP adjustments:

Amortization	1,265		1,265
Restructuring	1,183	(2)	1,183	(2)
Equity-based compensation	4,026		4,026
Income tax effect of non-GAAP adjustments	(1,442	)(1)	(1,734	)(1)

Non-GAAP Net Income	$1,439		$6,103

Non-GAAP earnings per diluted share excluding certain items (“Non-GAAP EPS”)	$0.04		$0.16

Diluted weighted average shares outstanding	39,250		39,250

(1) The Company utilizes the with and without method to determine the income tax effect of non-GAAP adjustments.

(2) Represents the fourth quarter charge relating to the company-wide restructuring that occurred during third quarter.

NOTE - This reconciliation is not in accordance with, or an alternative method for, generally accepted accounting principles in the United States, and may be different from similar measures presented by other companies. Management of the Company evaluates performance of its business units based on adjusted EBITA, which is the primary indicator used to plan and forecast future periods. The presentation of this financial measure facilitates meaningful comparison with prior periods, as management of the Company believes adjusted EBITA reports baseline performance and thus provides useful information.

Veeco Instruments Inc. and Subsidiaries

Reconciliation of GAAP to non-GAAP results

(In thousands, except per share data)

(Unaudited)

	Three months ended				Nine months ended
	September 30,				September 30,
	2012		2011		2012		2011
Adjusted EBITA

Operating income	$9,863		$73,883		$45,929		$244,062

Adjustments:

Amortization	1,185		1,277		3,585		3,519
Equity-based compensation	3,446		2,955		10,590		9,472
Restructuring	2,014	(1)	—		2,077	(1)	—

Earnings from continuing operations before interest, income taxes and amortization excluding certain items (“Adjusted EBITA”)	$16,508		$78,115		$62,181		$257,053

Non-GAAP Net Income

Net income from continuing operations (GAAP basis)	$9,418		$52,617		$36,891		$166,914

Non-GAAP adjustments:

Amortization	1,185		1,277		3,585		3,519
Equity-based compensation	3,446		2,955		10,590		9,472
Restructuring	2,014	(1)	—		2,077	(1)	—
Loss on extinguishment of debt	—		—		—		3,349
Non-cash portion of interest expense	—		—		—		1,260	(2)
Income tax effect of non-GAAP adjustments	(2,695	)(3)	(3,498	)(3)	(6,323	)(3)	(6,441	)(3)

Non-GAAP net income	$13,368		$53,351		$46,820		$178,073

Non-GAAP earnings per diluted share excluding certain items (“Non-GAAP EPS”)	$0.34		$1.33		$1.20		$4.25

Diluted weighted average shares outstanding	39,169		40,069		39,006		41,941

(1) During the three months ended September 30, 2012, we recorded restructuring charges totaling $2.0 million related to a company-wide reorganization. During the nine months ended September 30, 2012, we recorded restructuring charges totaling $2.1 million related to company-wide reorganizations executed during the second half of 2011 and 2012.

(2) Adjustment to exclude non-cash interest expense on convertible subordinated notes.

(3) The Company utilized the with and without method to determine the income tax effect of non-GAAP adjustments.

NOTE - This reconciliation is not in accordance with, or an alternative method for, generally accepted accounting principles in the United States, and may be different from similar measures presented by other companies. Management of the Company evaluates performance of its business units based on adjusted EBITA, which is the primary indicator used to plan and forecast future periods. The presentation of this financial measure facilitates meaningful comparison with prior periods, as management of the Company believes adjusted EBITA reports baseline performance and thus provides useful information.

Veeco Instruments Inc. and Subsidiaries

Segment Bookings, Revenues, and Reconciliation

of Operating Income (Loss) to Adjusted EBITA (Loss)

(In thousands)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2012	2011	2012	2011
LED & Solar
Bookings	$67,842	$111,898	$229,765	$583,424

Revenues	$93,714	$233,865	$276,066	$667,697

Operating income	$9,664	$70,899	$32,853	$227,917
Amortization	861	924	2,585	2,364
Equity-based compensation	1,019	996	3,121	2,567
Restructuring	660	—	718	—
Adjusted EBITA	$12,204	$72,819	$39,277	$232,848

Data Storage
Bookings	$15,850	$21,188	$69,858	$91,350

Revenues	$33,214	$34,094	$127,318	$119,753

Operating income	$2,518	$7,185	$22,075	$31,087
Amortization	324	353	1,000	1,072
Equity-based compensation	338	339	1,189	999
Restructuring	1,296	—	1,301	—
Adjusted EBITA	$4,476	$7,877	$25,565	$33,158

Unallocated Corporate
Operating loss	$(2,319)	$(4,201)	$(8,999)	$(14,942)
Amortization	—	—	—	83
Equity-based compensation	2,089	1,620	6,280	5,906
Restructuring	58	—	58	—
Adjusted loss	$(172)	$(2,581)	$(2,661)	$(8,953)

Total
Bookings	$83,692	$133,086	$299,623	$674,774

Revenues	$126,928	$267,959	$403,384	$787,450

Operating income	$9,863	$73,883	$45,929	$244,062
Amortization	1,185	1,277	3,585	3,519
Equity-based compensation	3,446	2,955	10,590	9,472
Restructuring	2,014	—	2,077	—
Adjusted EBITA	$16,508	$78,115	$62,181	$257,053